EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Great Western Land and Recreation, Inc. (the “Company”) for the six months ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay N. Torok, Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jay N. Torok
Jay N. Torok
Chairman of the Board
May 15, 2006

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. This certification is not being filed as part of this Report or as a separate disclosure document